                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

        NAME                                       STATE OF INCORPORATION
DVI Receivables VIII, L.L.C.                              Delaware
DVI Receivables X, L.L.C.                                 Delaware
DVI Receivables XI, L.L.C.                                Delaware





                                       8